Exhibit 10.3

DIGITAL BUSINESS CONTINGENT PAYMENT AGREEMENT

dated as of December 3, 2014

by and between

NOOK MEDIA INC.,

BARNES & NOBLE, INC.

and

MORRISON INVESTMENT HOLDINGS, INC.

Table of Contents

i

This DIGITAL BUSINESS CONTINGENT PAYMENT AGREEMENT (this “Agreement”), dated as of December 3, 2014, is entered into by and between NOOK Media Inc., a Delaware corporation (“NMI”), Barnes & Noble, Inc., a Delaware corporation (the “Company”), and Morrison Investment Holdings, Inc., a Nevada corporation (the “Investor”). NMI, the Company and the Investor each may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company, NMI, the Investor and Microsoft Corporation, a Washington corporation, have entered into a Purchase Agreement (as the same may be amended, modified or supplemented from time to time, the “Purchase Agreement”), dated as of December 3, 2014, pursuant to which NMI will purchase, and the Investor will sell, all of the Investor’s right, title and interest in, to and under all of the convertible Series A preferred limited liability company interests of NOOK Media LLC (“NOOK Media”) owned by the Investor; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, NMI desires to confer on the Investor a contingent payment right (the “Contingent Payment Right”) in the event NMI engages in a CPR Sale Transaction or CPR Dividend Event, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, NMI, the Company and Investor hereby agree as follows:

SECTION 1.  Definitions.  The following terms shall have the meaning as set forth below:

(a)  “Affiliate” means, with respect to any specified person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or entity; provided, that NOOK Media and its subsidiaries shall not be deemed to be Affiliates of the Investor, but, for the avoidance of doubt, Nook Media and its subsidiaries shall be deemed to be Affiliates of NMI and the Company.  For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)  “Agreement” has the meaning set forth in the Preamble.

(c)  “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(d)  “Company” has the meaning set forth in the Preamble.

(e)  “Company Common Stock” shall mean the common stock, par value $.001 per share, of the Company.

(f)  “Contingent Payment Right” has the meaning set forth in the Recitals.

(g)  “CPR Deadline” means 5:00 p.m., New York City time, on the third anniversary of the Closing Date (as defined in the Purchase Agreement); provided, however, that if any Person (or group of Persons) has submitted to the Company or any of its Affiliates or representatives a bona fide proposal, inquiry or offer relating to a CPR Sale Transaction (which proposal, inquiry or offer has not been withdrawn or lapsed) or the Company or any of its Affiliates or representatives have engaged in any negotiations or discussions with any Person (or group of Persons), other than the Investor and its Affiliates, relating to a CPR Sale Transaction (which negotiations or discussions have not terminated) after the date hereof and prior to the third anniversary of the Closing Date, then the CPR Deadline shall be the fourth anniversary of the Closing Date.

(h)  “CPR Dividend Declaration Date” means the date and time on which there is a declaration of a dividend or other distribution, the payment of which would result in a CPR Dividend Event.

(i)   “CPR Dividend Event” means any dividend or other distribution (other than a dividend or distribution in connection with a CPR Sale Transaction to the extent such dividend or distribution is included in CPR Sale Distributable Proceeds), the CPR Dividend Declaration Date (or, if earlier, the CPR Dividend Payment Date) for which is on or prior to the CPR Deadline, distributed, directly or indirectly, to NMI or any of its Affiliates (other than barnesandnoble.com llc or any of its subsidiaries) from or in respect of the Digital Business.

(j)   “CPR Dividend Payment Date” means the date and time on which there is a payment of any dividend or other distribution resulting in a CPR Dividend Event.

(k)  “CPR Dividend Proceeds” means an amount equal to the aggregate proceeds received, directly or indirectly, by NMI or any of its Affiliates in a CPR Dividend Event.  For the avoidance of doubt, if any proceeds received by NMI or any of its Affiliates in a CPR Dividend Event are in the form of non-cash consideration, the aggregate proceeds received by NMI and its Affiliates with respect to such non-cash consideration shall be the fair market value of such non-cash consideration (which fair market value shall be equal to (x) in the case of consideration in the form of securities that are listed on either the New York Stock Exchange or the Nasdaq Stock Market, as applicable, the weighted average closing price for the thirty (30) trading days immediately preceding the CPR Dividend Declaration Date and (y) in the case of all other non-cash consideration, the fair market value of such non-cash consideration).

(l)   “CPR Notice” has the meaning set forth in Section 5(c).

(m)  “CPR Payment Amount” means an amount equal to 22.7% multiplied by the CPR Sale Distributable Proceeds or the CPR Dividend Proceeds, as applicable.

(n)  “CPR Payment Date” has the meaning set forth in Section 5(c).

(o)  “CPR Sale Distributable Proceeds” means an amount equal to the aggregate proceeds received (taking into account Section 5(g)), directly or indirectly by NMI or any of its Affiliates in a CPR Sale Transaction minus the sum of (i) any federal, state, local or foreign income, transfer or similar taxes payable by NMI or any of its subsidiaries as a result of such CPR Sale Transaction, provided, that (x) any such taxes shall be reduced to the extent of any tax benefit which NMI or any of its Affiliates is entitled to by reason of any payment made hereunder, and (y) taxes payable by NMI or any of its subsidiaries shall not include any amounts required to be withheld on account of payments made to other Persons, as estimated (after consultation from the Company’s outside tax advisors) in good faith by the Board of Directors of the Company, and (ii) net third party indebtedness (i.e., third party indebtedness for borrowed money, guarantees of such indebtedness and drawn letters of credit (excluding, for the avoidance of doubt, any liquidation preference or similar obligation) less cash and cash equivalents (other than cash and cash equivalents received in connection with the CPR Sale Transaction)) relating exclusively to the Digital Business that is retained by NMI and its subsidiaries following such CPR Sale Transaction. For the avoidance of doubt, if any proceeds received by NMI or any of its Affiliates in a CPR Sale Transaction are in the form of non-cash consideration, the aggregate proceeds received by NMI and its Affiliates with respect to such non-cash consideration shall be the fair market value of such non-cash consideration (which fair market value shall be equal to (x) in the case of consideration in the form of securities that are listed on either the New York Stock Exchange or the Nasdaq Stock Market, as applicable, the weighted average closing price for the thirty (30) trading days immediately preceding the CPR Sale Transaction Signing Date and (y) in the case of all other non-cash consideration, the fair market value of such non-cash consideration).

(p)  “CPR Sale Transaction” means in one or more transactions (whether related or not), other than an Excluded Transaction, the CPR Sale Transaction Signing Date (or, if earlier, the CPR Sale Transaction Closing Date) for which is on or prior to the CPR Deadline, pursuant to which (i) barnesandnoble.com llc or any Affiliate thereof (which Affiliate holds, directly or indirectly, all or substantially all of the Digital Business) completes, directly or indirectly, a consolidation, recapitalization, conversion, reorganization, merger or similar transaction with or into another Person (other than the Company or any of its wholly-owned subsidiaries) or any spin-off, split-off, public offering or similar transaction involving barnesandnoble.com llc or any such Affiliate, (ii) the Company and its wholly-owned subsidiaries no longer own more than 50% of the outstanding equity interests of barnesandnoble.com llc or any Affiliate thereof (which Affiliate holds, directly or indirectly, all or substantially all of the Digital Business) or (iii) barnesandnoble.com llc or any Affiliate thereof (which Affiliate holds, directly or indirectly, all or substantially all of the Digital Business) sells, assigns, transfers, conveys or otherwise disposes of all or a substantial portion of the properties, rights or assets of the Digital Business.

(q)  “CPR Sale Transaction Closing Date” means the date and time on which the closing of a CPR Sale Transaction occurs.

(r)  “CPR Sale Transaction Signing Date” means the date and time on which the signing of definitive documentation (which, if the transactions contemplated by such definitive documentation were consummated, would result in a CPR Sale Transaction) occurs.

(s)  “Digital Business” means the assets, rights and properties, including all goodwill relating thereto, whether tangible or intangible, real, personal or mixed, and liabilities of barnesandnoble.com llc and its Affiliates primarily related to, or used primarily in connection with, the digital device, digital content and nook.com businesses (excluding, for the avoidance of doubt, assets and liabilities primarily related to the retail business (including the Barnes & Noble trademark) and the retail eCommerce business conducted through barnesandnoble.com) conducted by barnesandnoble.com llc and its Affiliates as of the date hereof, including:

(i)    Digital device manufacturing, development, sale and distribution work and rights and each Nook line of devices;

(ii)   Application software development, sale and distribution work and rights;

(iii)  Intellectual property to the extent associated with such digital device, digital content, eCommerce and nook.com businesses (including patents primarily related to such digital device, digital content, eCommerce and nook.com businesses, the Nook trademark and copyrights and licenses for digital content, but only including certain URLs, such as nook.com);

(iv)   Customer data, including all data associated with a customer’s consumption of digital content (including bookmarks, last page read, highlighting and annotations), originating in such digital device, digital content, eCommerce and nook.com businesses and rights to maintain digital lockers for digital customers (subject to applicable restrictions under privacy policies and applicable law);

(v)    Rights to sell digital content, including electronic books, magazines, newspapers, periodicals, comic books, children’s books and other reading and reading-related content, together with associated data thereto including any annotations by such end user, and contracts related to such digital device, digital content, eCommerce and nook.com businesses;

(vi)   Claims primarily related to such digital device, digital content, eCommerce and nook.com businesses, including all claims against third parties, whether choate or inchoate, known or unknown, contingent or non-contingent, or otherwise, and the right to obtain all proceeds therefrom;

(vii)  Obligations with respect to third-party channel partner returns, price protection agreements with third-party channel partners, rebates and offsets of rebates from suppliers and liabilities with respect to gift cards, in each case primarily related to such digital device, digital content, eCommerce and nook.com businesses;

(viii)  Obligations under digital device warranties (including pre-separation digital device warranties);

(ix)     Obligations under the Settlement and Patent License Agreement, dated as of April 27, 2012, among the Company, barnesandnoble.com llc, Microsoft and Microsoft Licensing GP;

(x)      Substantially all the employees of barnesandnoble.com llc or its subsidiaries who are engaged primarily in such digital device, digital content, eCommerce and nook.com businesses (and the liabilities associated therewith);

(xi)    Such other assets, rights, properties, obligations and liabilities described or referenced in the sections of the Company’s Annual Report on Form 10-K for the year ended May 3, 2014, and subsequently filed Quarterly Reports on Form 10-Q as are primarily related to the “NOOK” segment;

(xii)   Rights and obligations under the Retail Agreement to the extent relating to the other items included in this definition of “Digital Business”; and

(xiii)  All credits and deposits (including customer deposits, security deposits for rent, electricity, telephone or otherwise), and prepaid charges and expenses, and all permits or franchises, in each case, primarily related to such digital device, digital content, eCommerce and nook.com businesses.

(t)  “Excluded Transaction” means any transaction involving a merger, consolidation, issuance or acquisition of equity interests or sale of all or substantially all the assets of, in each case, the Company or any of its subsidiaries (other than barnesandnoble.com llc and its subsidiaries), unless barnesandnoble.com llc and its subsidiaries (or the Digital Business) constitute all or substantially all the assets thereof; provided, however, a transaction involving a merger, consolidation, issuance or acquisition of equity interests or sale of all or substantially all the assets of, in each case, NOOK Media (which transaction includes barnesandnoble.com llc and its subsidiaries (and/or the Digital Business)) which results in NMI or its Affiliates receiving, directly or indirectly, aggregate proceeds in excess of $550,000,000, shall be deemed not to be an Excluded Transaction to the extent of the proceeds in excess of $550,000,000; provided, further, a transaction, occurring on or prior to the date that is ninety (90) days following the Closing Date (or, if any Person (or group of Persons) has submitted to the Company or any of its Affiliates or representatives a bona fide proposal, inquiry or offer relating to such a transaction (which proposal, inquiry or offer has not been withdrawn or lapsed) or the Company or any of its Affiliates or representatives have engaged in any negotiations or discussions with any Person (or group of Persons), other than the Investor and its Affiliates, relating to such a transaction (which negotiations or discussions have not terminated) after the date hereof and prior to the date that is ninety (90) days following the Closing Date, then the date that is one (1) year and ninety (90) days following the Closing Date), involving a merger, consolidation or sale of all or substantially all the assets of, or sale of a majority of the equity of, or any similar transaction involving, in each case, NOOK Media or such other entity which includes all or substantially all the assets of Barnes & Noble Booksellers, LLC (or that otherwise includes all or substantially all of the Company’s “B&N College” business segment) (which transaction does not include the Digital Business) which results in aggregate proceeds in excess of $550,000,000, shall be deemed not to be an Excluded Transaction to the extent of the proceeds in excess of $550,000,000.

  (u)  “Final CPR Payment Amount” has the meaning set forth in Section 6(a).

  (v)  “Independent Accounting Firm” means a nationally recognized, independent accounting firm as mutually agreed upon by the Parties, or if such firm cannot or refuses to accept the engagement contemplated by this Agreement, another nationally recognized, independent accounting firm as mutually agreed upon by the Parties.

  (w)  “Initial Public Offering” has the meaning set forth in the LLC Agreement.

  (x)   “Investor” has the meaning set forth in the Preamble.

  (y)  “LLC Agreement” shall mean the Second Limited Liability Company Agreement of NOOK Media LLC dated as of January 22, 2013.

  (z)  “NMI” has the meaning set forth in the Recitals.
(aa)  “NOOK Media” has the meaning set forth in the Recitals.

(bb)  “Notice of Objection”  has the meaning set forth in Section 6.

(cc)  “Pearson” shall mean Pearson Education, Inc., a Delaware corporation.

(dd)  “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(ee)  “Preferred Membership Interest” has the meaning set forth in the LLC Agreement.

(ff)  “Purchase Agreement” has the meaning set forth in the Recitals.

(gg)  “Qualified Distribution” has the meaning set forth in the LLC Agreement.

(hh)  “Retail Agreement” has the meaning set forth in Section 6.

(ii)  “Series B Preferred Interests” has the meaning set forth in the LLC Agreement.

(jj)  “subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.  For the avoidance of doubt, NMI and Nook Media shall be deemed to be a subsidiary of the Company.

(kk)  “Warrants” has the meaning set forth in the LLC Agreement.

SECTION 2.  No Certificates.  The Contingent Payment Right shall not be evidenced by a certificate or any other instrument.

SECTION 3.  Rights of the Investor.  Nothing contained in this Agreement shall be construed as conferring upon the Investor, by virtue of the Contingent Payment Right, the right to vote or to consent or to receive notice as a stockholder or member of the Company, NMI or any of their respective subsidiaries, as applicable, or any rights or obligations of any kind or nature whatsoever as a stockholder or member of the Company, NMI or any of their respective subsidiaries, as applicable, either at law or in equity.  The rights of the Investor and the obligations of the Company, NMI, their Affiliates and their respective officers, directors and controlling Persons are contract rights limited to those expressly set forth in this Agreement.

SECTION 4.  Non-transferability.  The Contingent Payment Right and any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, without the prior written consent of NMI; provided, that the Investor may sell, assign, transfer or pledge the Contingent Payment Right and any interest therein to any of its Affiliates.

SECTION 5.  CPR Payment Amount and Procedures.

(a)  If a CPR Sale Transaction occurs, then upon the CPR Sale Transaction Closing Date, the Investor (or its designee) shall be entitled to receive the CPR Payment Amount, as may be adjusted pursuant to Section 6, with respect to such CPR Sale Transaction.

(b)  If a CPR Dividend Event occurs, then upon the CPR Dividend Payment Date, the Investor (or its designee) shall be entitled to receive the CPR Payment Amount, as may be adjusted pursuant to Section 6, with respect to such CPR Dividend Event.

(c)  As promptly as practicable (and in no event later than five (5) Business Days) following the CPR Sale Transaction Closing Date or the CPR Dividend Payment Date, if any, NMI shall deliver to the Investor a written notice (the “CPR

Notice”) notifying the Investor that a CPR Sale Transaction Closing Date or a CPR Dividend Payment Date, as applicable, has occurred.  The CPR Notice shall set forth in reasonable detail the calculation of the CPR Payment Amount (and its components) and include all necessary supporting documentation for such calculation.  The Investor and its Affiliates and their respective representatives shall be entitled to reasonable access to all books, records, financial information and personnel and representatives (including accountants) of NMI and its Affiliates related to the calculation of the CPR Payment Amount. The CPR Notice shall also establish a payment date (the “CPR Payment Date”) of the CPR Payment Amount that is no later than fifteen (15) Business Days following the CPR Sale Transaction Closing Date or CPR Dividend Payment Date, as applicable. In addition, to the extent the CPR Payment Amount includes any non-cash consideration, the CPR Notice shall set forth in reasonable detail the composition of the CPR Payment Amount.

(d)  If NMI or any of its Affiliates receives non-cash consideration in a CPR Sale Transaction or a CPR Dividend Event, NMI shall have the option, in its sole discretion, to pay or deliver the CPR Payment Amount in any combination of cash or non-cash consideration; provided, that such non-cash consideration is valued at its fair market value as described in the definition of “CPR Sale Distributable Proceeds” or “CPR Dividend Proceeds”, as applicable, and is of the type of non-cash consideration received by NMI or its Affiliates in the applicable CPR Sale Transaction or CPR Dividend Event; provided, further, that such proportion of non-cash consideration to cash shall not exceed the proportion of non-cash consideration to cash received by NMI or its Affiliates in the applicable CPR Sale Transaction or CPR Dividend Event.

(e)  On the CPR Payment Date set forth in any CPR Notice, NMI shall (i) deliver the non-cash consideration portion of the CPR Payment Amount, if any, to the Investor at the address specified by the Investor and (ii) pay the cash portion of the CPR Payment Amount to the Investor by wire transfer of immediately available funds to the account specified by the Investor, in each case, in written instructions delivered by the Investor to NMI not less than two (2) Business Days prior to the CPR Payment Date.  Upon such payment and/or delivery, no further payment or delivery by NMI pursuant to this Agreement shall be required, except as set forth in Section 6.

(f)  NMI shall pay and/or deliver, as applicable, the CPR Payment Amount to the Investor prior to distributing, by dividend or otherwise, any CPR Sale Distributable Proceeds or CPR Dividend Proceeds, as applicable, to any other Person.

(g)  In the event any of the consideration to be received by NMI or its Affiliates in a CPR Sale Transaction or a CPR Dividend Event, as applicable, is not paid at the CPR Sale Transaction Closing Date or CPR Dividend Payment Date, as applicable, but payment of such consideration is conditioned or contingent upon the occurrence of other events or circumstances thereafter or is otherwise scheduled to be paid on a delayed basis, then NMI shall, if and when such additional conditional or contingent consideration is actually received by NMI or its Affiliates, recalculate the CPR Payment Amount as described herein, taking into account both the closing consideration and such conditional or contingent consideration, and shall pay to Investor, within fifteen (15)

Business Days of receipt of such conditional or contingent proceeds from such CPR Sale Transaction or CPR Dividend Event, as applicable, the additional payment amount that the Investor would have been entitled to in the event such conditional or contingent payments had been received by NMI or its Affiliates at the CPR Sale Transaction Closing Date or CPR Dividend Payment Date, as applicable.

(h)  In the event the Company or any of its subsidiaries, on or prior to the date that is nine (9) months from the date of this Agreement (or, if any Person (or group of Persons) has submitted to the Company or any of its Affiliates or representatives a bona fide proposal, inquiry or offer relating to a transaction described in this clause (h) (which proposal, inquiry or offer has not been withdrawn or lapsed) or the Company or any of its Affiliates or representatives have engaged in any negotiations or discussions with any Person (or group of Persons), other than the Investor and its Affiliates, relating to a transaction described in this clause (h) (which negotiations or discussions have not terminated) after the date hereof and prior to the date that is nine (9) months following the date of this Agreement, then the date that is fifteen (15) months following the date of this Agreement), directly or indirectly, purchases (or otherwise acquires) Pearson’s right, title and interest in, to and under the Series B Preferred Interests and/or Warrants owned by Pearson in one or more transactions (whether related or not) for aggregate consideration with a value in excess of (i) 602,927 shares of Company Common Stock and (ii) $13,750,008.59 in cash consideration, then the consideration payable to the Investor pursuant to the Purchase Agreement shall be increased to match, on a per Preferred Membership Interest basis (treating all consideration as paid for Series B Preferred Interests), the consideration paid to Pearson, and NMI shall promptly pay or deliver such additional consideration to the Investor; provided, however, the Investor shall have no right to any payment hereunder solely as a result of any merger, consolidation, exchange or similar transaction occurring in connection with an Initial Public Offering or Qualified Distribution; provided, further, that the Investor shall have no right to any payment hereunder solely as a result of Pearson entering into an agreement providing for a contingent payment right (the “Pearson Contingent Payment Right”) with respect to the Digital Business so long as the Pearson Contingent Payment Right provides for a payment to Pearson that is proportionate to its as-converted ownership of Nook Media equity interests (excluding Warrants) immediately prior to the Closing Date and so long as the other terms of the Pearson Contingent Payment Right are no more favorable to Pearson than the terms of the Contingent Payment Right are to the Investor.  The Company hereby represents and warrants that it has not agreed on a Pearson Contingent Payment Right that is more favorable to Pearson than the terms of the Contingent Payment Right are to the Investor.

(i)  Promptly following the Closing, the Company shall transfer barnesandnoble.com llc and its subsidiaries (or shall otherwise transfer the Digital Business) to one of its subsidiaries (“New Digital Holdco”) which is not a subsidiary of Nook Media.  Pearson shall have no rights or interests in New Digital Holdco or its assets, rights or properties other than pursuant to the Pearson Contingent Payment Right. Concurrently with the execution of this Agreement, the Company has furnished to Investor the true and complete irrevocable written consent to such transfer delivered by

Pearson to NMI, which consent constitutes the Pearson Consent pursuant to the Amended and Restated Limited Liability Company Agreement of Nook Media.

SECTION 6.  Adjustment Procedures.

(a)  The Investor will have twenty (20) Business Days following delivery of the CPR Notice during which to notify NMI in writing of any objections with respect to the calculation of the CPR Payment Amount, including the value of any non-cash consideration, net third party indebtedness (“Notice of Objection”). If the Investor fails to deliver a Notice of Objection in accordance with this Section 6(a), the CPR Payment Amount shall be conclusive and binding on the Parties.  If the Investor submits a Notice of Objection, then (i) for fifteen (15) Business Days after the date upon which NMI receives the Notice of Objection, the Parties will each use their commercially reasonable efforts to agree on the calculation of the disputed amounts and (ii) failing such agreement within such fifteen (15) Business Day period, then the Investor and NMI, acting jointly, shall refer the matter for resolution to the Independent Accounting Firm. Promptly (but in any event within five (5) Business Days) after engagement of the Independent Accounting Firm, the Investor, on the one hand, and NMI, on the other hand, shall each deliver to the Independent Accounting Firm, a notice setting forth in reasonable detail their calculation, to the extent in dispute under the Notice of Objection, of the CPR Payment Amount as of the CPR Sale Transaction Closing Date or the CPR Dividend Payment Date, as applicable. Within fifteen (15) Business Days after receipt thereof, the Independent Accounting Firm shall deliver its determination of the disputed amounts and of the CPR Payment Amount as of the CPR Sale Transaction Closing Date or the CPR Dividend Payment Date, as applicable, which determination shall be final and binding on each of the Parties.  For the avoidance of doubt, the only matter the Independent Accounting Firm shall have the authority to determine shall be the CPR Payment Amount, including the value of any non-cash consideration, net third party indebtedness.  The fees and expenses of the Independent Accounting Firm shall be paid in equal proportions (i.e., 50% each) by the Investor, on the one hand, and NMI, on the other hand. The CPR Payment Amount that is final and binding on the Parties, as determined either through agreement of the Parties or through the action of the Independent Accounting Firm pursuant to this Section 6(a), is referred to as the “Final CPR Payment Amount”.  The Independent Accounting Firm shall act as an expert under the New York CPLR.

(b)  If the Final CPR Payment Amount that is greater than the CPR Payment Amount, NMI shall pay to the Investor, within two (2) Business Days after the CPR Payment Amount becomes final and binding pursuant to Section 6(a), an amount in cash equal to such difference by wire transfer in immediately available funds to an account designated by the Investor. If the CPR Payment Amount is greater than the Final CPR Payment Amount, the Investor shall pay to NMI, within two (2) Business Days after the CPR Payment Amount becomes final and binding pursuant to Section 6(a), an amount in cash equal to such difference by wire transfer in immediately available funds to an account designated by NMI. Any payment required pursuant to this Section 6(b) shall be made in cash regardless of whether the CPR Payment Amount includes or is comprised of non-cash consideration.

SECTION 7.  The Digital Business.  (a)  Prior to the earlier to occur of the expiration of the Contingent Payment Right and a CPR Sale Transaction Closing Date, (i) the Company shall not be permitted to modify the existing Retail Agreement between the Company and NOOK Media (the “Retail Agreement”) other than any modifications of the Retail Agreement (A) to allow the Company to purchase devices directly from device manufacturers, (B) to make non-economic changes to the Retail Agreement, which changes will not impact the commissions payable or cost allocations between the Digital Business and the retail business and would not otherwise reasonably be expected to have a detrimental impact in any material respect on the value of the Digital Business, (C) to allow for an assignment and assumption of the rights and obligations of NOOK Media under the Retail Agreement relating to the Digital Business by any entity (including any subsidiary of the Company) to which all or substantially all of the Digital Business is assigned and (D) to provide for the Retail Agreement to expire immediately prior to the CPR Sale Transaction Closing Date and (ii) the Company and its subsidiaries shall be permitted to replace the Retail Agreement upon its expiration or termination in accordance with its terms with a successor retail agreement that is no less favorable to the entity holding the Digital Business than the Retail Agreement in effect immediately prior to such termination or expiration.

(b)  Subject to the provisions of Section 9, prior to the earlier to occur of the expiration of the Contingent Payment Right and a CPR Sale Transaction Closing Date, (i) the Digital Business shall be conducted through barnesandnoble.com llc and its subsidiaries and (ii) neither NMI nor its Affiliates shall (A) transfer the Digital Business out of barnesandnoble.com llc and its subsidiaries to any Person (other than barnesandnoble.com llc or any of its subsidiaries) or (B) cause barnesandnoble.com llc or any of its subsidiaries to create or assume any obligations or liabilities other than obligations or liabilities to the extent arising out of or relating to the Digital Business (which shall include, for the avoidance of doubt, credit support under the Company’s credit facility) or (C) enter into any transaction between the Digital Business, on the one hand, and the Company and any of its subsidiaries (other than barnesandnoble.com llc and its subsidiaries), on the other hand, that meets all of the following conditions (1) is on terms that are less favorable than would be available to unrelated third parties bargaining at arm’s length, (2) is outside the ordinary course of the Digital Business and the Company’s retail business (which ordinary course transactions include, without limitation, purchases and sales of digital devices, purchase and sales of digital content, existing cost allocations under the Transition Services Agreement between the Company and NOOK Media, transactions under the existing Retail Agreement (taking into account the modifications permitted by Section 7(a)) and transactions under the existing Separation Agreement between the Company and NOOK Media) and (3) would reasonably be expected to have a detrimental impact in any material respect on the value of the Digital Business.

(c)  Nothing in this Agreement shall require the Company, NMI, NOOK Media or any of their respective Affiliates to engage in, or to attempt to engage in, a CPR Sale Transaction or a CPR Dividend Event or to fund any obligations of NOOK Media or the Digital Business.

SECTION 8.  Guarantee of Obligations.  The Company hereby irrevocably and unconditionally guarantees NMI’s obligations contained in this Agreement, including Sections 5 and 6, on the terms and subject to the conditions set forth in this Agreement. This guarantee (i) is a present and continuing guarantee of payment and not of collectability, and (ii) is in no way conditioned or contingent upon any attempts to collect or upon any other condition or contingency.  Notwithstanding anything in this Agreement to the contrary, in the event that the Company irrevocably assumes all of the obligations of NMI under this Agreement pursuant to Section 9, the Company’s guarantee of NMI’s obligations pursuant to this Section 8 shall terminate.

SECTION 9.  Assumption of Obligations.  Notwithstanding anything in this Agreement to the contrary, NMI shall not be prevented from transferring barnesandnoble.com llc to the Company or any of its subsidiaries; provided, however, in the event barnesandnoble.com llc is transferred to the Company or any of its subsidiaries (other than to NMI or any of its subsidiaries), the Company shall assume all rights, interests and obligations of NMI under this Agreement.

SECTION 10.  Termination; Effect of Termination.  (a)  In the event that neither a CPR Sale Transaction Signing Date nor CPR Dividend Declaration Date shall have occurred on or prior to the CPR Deadline, then this Agreement shall terminate at 5:00 p.m., New York City time, on the date of the CPR Deadline, and the Contingent Payment Right will automatically terminate in its entirety and all rights thereunder and all rights in respect thereof under this Agreement shall cease and be of no further force or effect.

(b)  In the event that a CPR Sale Transaction Signing Date or CPR Dividend Declaration Date, as applicable, shall have occurred on or prior to the CPR Deadline, then on the earlier of (i) the date on which NMI pays in full the CPR Payment Amount (and if there is non-cash consideration, delivery of such non-cash consideration) to the Investor, including any adjustments thereto pursuant to Section 6, and (ii) the date on which (x) the definitive documentation relating to the CPR Sale Transaction and/or the CPR Sale Transaction contemplated in such documents, are irrevocably terminated or (y) the declaration of any dividend or other distribution, the payment of which would have resulted in a CPR Dividend Event, is irrevocably rescinded, this Agreement will immediately and automatically terminate in its entirety, and the Contingent Payment Right will automatically terminate in its entirety and all rights thereunder and all rights in respect thereof under this Agreement shall cease and be of no further force or effect.

SECTION 11.  Intent.  The Parties agree that the provisions of this Agreement shall be interpreted in order to give effect to their intent and NMI covenants, on behalf of itself and its Affiliates, not to structure any transaction with the intent or purpose of avoiding the provisions of this Agreement.

SECTION 12.  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(i)           If to NMI or the Company:

Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011

Attention:  Vice President, General Counsel & Secretary
Facsimile:  (212) 463-5683

with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention:  Scott A. Barshay, Esq.
                  Andrew R. Thompson, Esq.
Facsimile:  (212) 474-3700

(ii)           If to the Investor:

Morrison Investment Holdings, Inc.
c/o Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
Attention:  Keith R. Dolliver
                  President

Facsimile: (425) 706-7329

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:  Alan M. Klein, Esq.
                  Anthony F. Vernace, Esq.

Facsimile:  (212) 455-2502

or to such other address as any person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.

Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 13.  Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Party against whom such amendment or waiver shall be enforced.  The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 14.  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 15.  No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

SECTION 16.  Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, however, NMI’s rights, interests and obligations under this Agreement shall be permitted to be assigned without the consent of any Party solely as a result of NMI being converted into another form of entity such as a limited liability company or merging with a direct or indirect subsidiary of the Company; provided further, that the Investor shall be permitted to assign its rights, interests or obligations hereunder to any Affiliate without the consent of any Party.

SECTION 17.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of NMI, the Company and the Investor shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

SECTION 18.  Counterparts.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

SECTION 19.  No Fiduciary Obligations.  Each Party acknowledges and agrees that the other Parties, their Affiliates and their respective officers, directors and controlling Persons do not owe any fiduciary duties to the first Party or any of its respective Affiliates, officers, directors or controlling Persons.  The only obligations of the Parties, their Affiliates and their respective officers, directors and controlling Persons arising out of this Agreement are the contractual obligations expressly set forth in this Agreement.

SECTION 20.  Headings.  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 21.  Specific Enforcement; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  (a)  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

(b)  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.  THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.  IN ADDITION, EACH PARTY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, BROUGHT BY ANY OTHER PARTY OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN

FROM A TRANSACTION OF BUSINESS IN THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW, AND NOTHING IN THIS SECTION 22(B) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 22(C).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the day and year first above written.

NOOK MEDIA INC.
by:
/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

BARNES & NOBLE, INC.
by:
/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

[Signature Page – Digital Business Contingent Payment Agreement]

MORRISON INVESTMENT HOLDINGS, INC.
by
/s/ Keith Dolliver
Name: Keith Dolliver
Title: President

[Signature Page – Digital Business Contingent Payment Agreement]